EXHIBIT 2

BOATHOUSE ROW I, L.P., BOATHOUSE ROW II, LP, BOATHOUSE ROW OFFSHORE LTD., OC 532 OFFSHORE LTD., PHILADELPHIA FINANCIAL MANAGEMENT OF SAN FRANCISCO, LLC, JORDAN HYMOWITZ, JUSTIN HUGHES, VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, J. DANIEL PLANTS (COLLECTIVELY, THE "COALITION"), LON GORMAN, R. JARRETT LILIEN AND JAMES S. PAK (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH THE COALITION, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF INVESTMENT TECHNOLOGY GROUP, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/.

Philadelphia Financial Management of San Francisco, LLC and Voce Capital Management LLC, together with the entities and individuals below, are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Investment Technology Group, Inc. (the "Company") in connection with its 2015 annual meeting of stockholders.

The participants in this solicitation are Boathouse Row I, L.P. ("BRI"), Boathouse Row II, L.P. ("BRII"), Boathouse Row Offshore Ltd. ("BRO"), OC 532 Offshore Ltd. ("OCO" and together with BRI, BRII and BRO, the "Boathouse Funds"), Philadelphia Financial Management of San Francisco, LLC ("Philadelphia Financial"), Jordan Hymowitz ("Mr. Hymowitz"), Justin Hughes ("Mr. Hughes"), Voce Catalyst Partners LP ("Voce Catalyst"), Voce Capital Management LLC ("Voce Capital Management"), Voce Capital LLC ("Voce Capital"), J. Daniel Plants ("Mr. Plants"), Lon Gorman, R. Jarrett Lilien and James S. Pak (the entities and individuals listed in this paragraph, each a "Participant" and, collectively, the "Participants").

The Participants may be deemed to beneficially own, in the aggregate, 2,194,545 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), representing approximately 6.4% of the outstanding voting shares of the Company. The percentages used herein are based upon a total of 34,191,818 shares of Common Stock outstanding as of February 19, 2015, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission on March 13, 2015.

The number of shares of Common Stock owned beneficially and of record by each of the Participants is set forth below:

Name	Beneficial/Record Ownership of shares of Common Stock

BRI	486,784 shares of Common Stock owned directly, 100 shares of which are held in record name

BRII	160,681 shares of Common Stock owned directly

BRO	583,440 shares of Common Stock owned directly

OCO	371,608 shares of Common Stock owned directly

Philadelphia Financial	1,602,513 shares of Common Stock beneficially owned (consisting of shares of Common Stock owned directly by the Boathouse Funds)

Mr. Hymowitz	1,602,513 shares of Common Stock beneficially owned (consisting of shares of Common Stock owned directly by the Boathouse Funds)

Mr. Hughes	43,377 shares of Common Stock beneficially owned (consisting of shares of Common Stock owned directly by a trust established for the benefit of Mr. Hughes's family)

Voce Catalyst Partners	216,913 shares of Common Stock (including call options to purchase 4,400 shares of Common Stock) owned directly, 100 shares of which are held in record name

Voce Capital Management	548,655 shares of Common Stock (including call options to purchase 4,400 shares of Common Stock) beneficially owned (consisting shares of Common Stock owned directly by Voce Catalyst Partners and the Accounts (as defined below))

Voce Capital	548,655 shares of Common Stock (including call options to purchase 4,400 shares of Common Stock) beneficially owned (consisting shares of Common Stock owned directly by Voce Catalyst Partners and the Accounts)

J. Daniel Plants	548,655 shares of Common Stock (including call options to purchase 4,400 shares of Common Stock) beneficially owned (consisting of shares of Common Stock owned directly by Voce Catalyst Partners and the Accounts)

In addition, certain accounts (the "Accounts") managed by Voce Capital Management LLC directly own 331,742 shares of Common Stock.

Voce Catalyst Partners owns call options on an aggregate of 4,400 shares of Common Stock with a strike price of $20.00 and an expiration date of July 17, 2015.